Exhibit 10.1

CONSENT AND WAIVER

CONVERTIBLE PROMISSORY NOTES DUE 2018

OF

IMPAC MORTGAGE HOLDINGS, INC.

This Consent and Waiver is entered into as of January 25, 2016 by and between Impac Mortgage Holdings, Inc. (the “Company”) and the undersigned Noteholders set forth below.  Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement, dated as of April 29, 2013.

WHEREAS, pursuant to the Note Purchase Agreement, dated as of April 29, 2013 (the “Agreement”), by and among Company and the Noteholders named therein, the Company issued an aggregate of $20.0 million of Convertible Promissory Notes (the “Notes”);

WHEREAS, the Company has elected to convert the Notes pursuant to Section 5(c) of the Notes, and, based upon the terms of Section 5(c), upon conversion of the Notes prior to the third anniversary of the Closing Date, the entire amount of the interest under each Note through said third anniversary that is forgone by the Noteholder as a result of the occurrence of such conversion shall be immediately due and payable in cash to said holder; and

WHEREAS, pursuant to Section 11.2(b) of the Agreement, any term of the Notes may be waived (either retroactively or proactively) with (and only with) the written consent of the Company and Noteholders holding 66 2/3% of the aggregate unpaid principal balance of all outstanding Notes; provided, however, that no such amendment or waiver may, without the prior written consent of each Noteholder affected thereby, postpone the date fixed for any payment of principal of or interest on any Note.

NOW, THEREFORE, each of the undersigned hereby irrevocably waives the immediate payment on such undersigned’s Note of the interest due through the third anniversary of the Closing Date that is forgone by the Noteholder as a result of the occurrence of the conversion of the Note by the Company pursuant to Section 5(c) of the Agreement, and consents and agrees that said payment of interest on the Note held by the undersigned shall instead be due and payable by the Company by April 30, 2016.

This Written Consent may be executed in any number of counterparts, including facsimile counterparts, each of which shall constitute an original and all of which shall constitute one and the same Consent.

IN WITNESS WHEREOF, this Consent has been executed effective as of the date first set forth above.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ron Morrison
Name:	Ron Morrison
Title:	EVP

NOTEHOLDER

RHP TRUST, Dated May 31, 2011

Signature:	/s/ Richard H. Pickup
Name:	Richard H. Pickup
Title:	Trustee

NOTEHOLDER

VINTAGE TRUST II, Dated July 19, 2007

Signature:	/s/ Todd Martin Pickup
Name:	Todd Martin Pickup
Title:	Trustee

Signature:	/s/ Devon Renee Martin
Name:	Devon Renee Martin
Title:	Trustee

NOTEHOLDER

TD INVESTMENTS, LLC,
a Nevada limited liability company

Signature:	/s/ Kevin C. Martin
Name:	Kevin C. Martin
Title:	Manager

NOTEHOLDER

LENAWEE TRUST,
Dated December 30, 1992, as reformed and restated

Signature:	/s/ Gregory A. Busch
Name:	Gregory A. Busch
Title:	Trustee

Signature:	/s/ Jared Jones
Name:	Jared Jones
Title:	Trustee

NOTEHOLDER

TRINITAS TRUST,
Dated May 31, 2005

Signature:	/s/ Gregory A Busch
Name:	Gregory A Busch
Title:	Trustee

NOTEHOLDER

STEPHAN BUSCH LIVING TRUST,
Dated February 13, 1989, as amended

Signature:	/s/ Stephan Busch
Name:	Stephan Busch
Title:	Trustee